Exhibit 10.45

FORM OF PERFORMANCE AWARD AGREEMENT

FOR RESTRICTED STOCK UNITS

FOR EMPLOYEES

UNDER THE MSCI INC. 2007 AMENDED AND RESTATED EQUITY INCENTIVE COMPENSATION PLAN

MSCI Inc. (together with all of its Subsidiaries, the “Company”) hereby grants to you Restricted Stock Units (“RSUs”) as described below, pursuant to MSCI’s performance equity program. The awards are being granted under the MSCI Inc. 2007 Amended and Restated Equity Incentive Compensation Plan (the “Plan”).

Participant:	[Name]

Number of RSUs Granted:	[#] RSUs

Grant Date:	[Date]

Vesting Schedule:

Performance Period:

Provided you continue to provide services to the Company through the applicable time-vesting dates, and provided that the requisite performance criteria are met at the end of the Performance Period, the RSUs will vest and convert as provided above and as further described in Exhibit A. Your RSUs may be subject to forfeiture if you terminate employment before the applicable time-vesting dates, as set forth in the Plan and this Restricted Stock Unit Award Agreement (including Exhibit A hereto, the “Award Agreement”). In addition, your RSUs, any Shares that you receive upon conversion of the RSUs and any amounts you realize upon the sale of such Shares may be subject to forfeiture if certain circumstances occur, as set forth in the Award Agreement.

You agree that this Award Agreement is granted under and governed by the terms and conditions of the Plan and Exhibit A. You will be able to access a prospectus and tax supplement that contains important information about this award via the MSCI website. Unless defined in this Award Agreement, capitalized terms shall have the meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, MSCI has duly executed and delivered this Award Agreement as of the Grant Date.

MSCI INC.

Name:
Title:

Attachments:	Exhibit A (Terms and Conditions of the Award)
MSCI Inc. 2007 Amended and Restated Equity Incentive Compensation Plan

EXHIBIT A

TERMS AND CONDITIONS

OF THE PERFORMANCE AWARD AGREEMENT

SECTION 1. RSUs Generally.

MSCI has awarded you RSUs as an incentive for you to continue to provide services to MSCI and to align your interests with those of MSCI. As such, you will earn your RSU award only if you remain in continuous employment through the applicable time-vesting dates and the performance objectives described in Section 2 are achieved, or as otherwise set forth below.

Each of your RSUs corresponds to one share of MSCI class A common stock. An RSU constitutes a contingent and unsecured promise by MSCI to pay you one share of MSCI class A common stock on the conversion date for the RSU.

You will not be a stockholder with respect to the shares of MSCI class A common stock underlying your RSUs unless and until your RSUs convert to shares.

SECTION 2. Vesting and Conversion Schedule

(a) Time-Vesting. Your RSUs will time-vest (but will not convert into Shares and will continue to be subject to performance-vesting as provided in Section 2(b)) on the following dates, provided that you continue to be employed on such dates, as follows:

(i)

(ii)

(b) Performance-Vesting and Conversion. The RSUs that have time-vested according to the schedule above shall performance-vest (within a range of         % to         % of the number of RSUs awarded herein) and convert into shares of MSCI class A common stock after the end of the Performance Period, based on the achievement of the                          performance metrics (collectively, the “Performance Metrics”) set forth in the table below, which have been approved by the Committee. Following the end of the Performance Period, management of MSCI shall provide the Board with reconciliations of the Performance Metrics to MSCI’s financial statements. The Audit Committee of the Board will review the extent of the achievement of the Performance Metrics, and the Compensation Committee shall certify in writing such achievement. If, based on such certification, your time-vested RSUs are eligible to performance-vest and convert into Shares, such conversion will occur as soon as reasonably practicable after such certification, but in no event later than                      (the “Settlement Date”). For the avoidance of doubt, your time-vested RSUs shall convert to Shares only to the extent, if any, that the Performance Metrics are met at the end of the Performance Period. No time-vested RSUs shall convert to Shares if either Performance Metric is below the minimum performance threshold set forth in the table below. Any time-vested RSUs that are not converted into Shares based on the failure to achieve the minimum performance threshold will be forfeited.

The number of RSUs that will be converted into Shares will be determined based on the following formula (the “Performance Formula”):

Number of RSUs Granted	x	Time-Vesting Percentage	x	Payout Percentage	=	“Number of Converted Shares”

For purposes of the computation above, (i) the “Time-Vesting Percentage” will be equal to the total percentage of the award that has time-vested since the Grant Date pursuant to Section 2(a) (i.e.,         % or         %); and (ii) the “Payout Percentage” will be derived as set forth in the table below. There will be interpolation between the Payout Percentages set forth below, and any fractional shares resulting from the application of the Payout Percentages will be rounded up.

[Table]

In each instance, the above-referenced adjustments to                                          shall be made as reasonably determined by the Committee and, to the extent relevant, must be in accordance with accounting principles generally accepted in the United States.

(c) Other. Notwithstanding the foregoing, your RSUs will vest and convert as set forth in Section 4 and Section 5 in the event that your employment terminates under certain circumstances or a Change in Control occurs, respectively.

SECTION 3. Dividend Equivalent Payments.

If MSCI pays a regular or ordinary cash dividend on shares of its class A common stock while you hold your RSUs, you will be entitled to a dividend equivalent payment which will be paid to you on the Settlement Date. The amount of the dividend equivalent will be equal to the Number of Converted Shares (if any, as determined pursuant to Section 2(b)) multiplied by the per share cash dividend rate for each dividend paid on shares of MSCI class A common stock for dividend record dates since your Grant Date. No dividend equivalents will be paid to you with respect to any canceled RSUs.

MSCI will decide on the form of payment and may pay dividend equivalents in shares of MSCI class A common stock, in cash or in a combination thereof.

Because dividend equivalent payments are considered part of your compensation for income tax purposes, they will be subject to applicable tax and other withholding obligations.

SECTION 4. Termination of Employment.

Upon termination of employment pursuant to this Section 4, the following special vesting and payment terms will apply to your RSUs:

(a) Termination of Employment due to Death. If your employment terminates due to death, all of your unvested RSUs will immediately time-vest upon your death. Such RSUs will performance-vest (within a range of         % to         %) and convert into shares of MSCI class A common stock on the Settlement Date, based on the achievement of the Performance Metrics as provided in Section 2(b), and be delivered to the beneficiary you have designated pursuant to Section 11 or the legal representative of your estate, as applicable; provided that in order for your estate not to be obligated to remain open solely to receive the Shares at the end of the Performance Period, the Committee may, in its sole discretion, performance-vest and convert the RSUs to Shares as of the date of your death based on the expected achievement of the Performance Metrics for the Performance Period by extrapolating the Performance Metrics that have been achieved as of the end of the most recent fiscal quarter prior to the date of your death.

(b) Termination of Employment due to Disability. If your employment terminates due to Disability, all of your unvested RSUs will immediately time-vest on the date your employment terminates. Such RSUs will performance-vest (within a range of         % to         %) and convert into shares of MSCI class A common stock on the Settlement Date, based on the achievement of the Performance Metrics as provided in Section 2(b).

(c) Involuntary Termination of Employment by the Company. If the Company terminates your employment under circumstances not involving a Cancellation Event and you sign an agreement and release satisfactory to the Company, all of your unvested RSUs will time-vest. Such RSUs will performance-vest (within a range of         % to         %) and convert into shares of MSCI class A common stock on the Settlement Date, based on the achievement of the Performance Metrics as provided in Section 2(b).

(d) Governmental Service Termination. If your employment terminates in a Governmental Service Termination under circumstances not involving a Cancellation Event, all of your unvested RSUs will time-vest on the date your employment terminates. Such RSUs will performance-vest (within a range of         % to         %) and convert into shares of MSCI class A common stock on the date your employment terminates based on the expected achievement of the Performance Metrics described in Section 2(b) for the Performance Period, which will be determined by extrapolating the Performance Metrics that have been achieved as of the end of the most recent fiscal quarter prior to the date your employment terminates.

SECTION 5. Change in Control.

In the event of a Change in Control, all of your unvested RSUs will time-vest upon the effective date of the Change in Control (subject to your continued employment on such date). Such RSUs will performance-vest (within a range of       % to       %) and convert into shares of MSCI class A common stock on the effective date of the Change in Control based on the expected achievement of the Performance Metrics described in Section 2(b) for the Performance Period, which will be determined by extrapolating the Performance Metrics that have been achieved as of the end of the most recent fiscal quarter prior to the effective date of the Change in Control.

SECTION 6. Cancellation of Awards.

(a) Cancellation Events. Notwithstanding any other terms of this Award Agreement, your RSUs will be canceled prior to conversion in the event of any Cancellation Event.

(b) Certificate. You may be required to provide MSCI with a written certification or other evidence that it deems appropriate, in its sole discretion, to confirm that no Cancellation Event has occurred. If you fail to submit a timely certification or evidence, MSCI will cancel your award.

(c) Cancellation of Unvested Awards. Your RSUs that have not time-vested pursuant to Section 2(a) will be canceled and forfeited in full if your employment terminates for any reason other than under the circumstances set forth in Section 4.

SECTION 7. Recoupment In The Event Of A Material Restatement.

Notwithstanding any other terms of this Award Agreement, if, during the period from the Grant Date to the second anniversary of your Settlement Date, the Company determines that you have committed a fraudulent act or participated in misconduct which leads to a material restatement of the Company’s financial statements, the Committee shall (i) rescind any RSUs granted to you (whether or not they have time-vested) as provided in Section 6(a); (ii) in the event that you have received and retained Shares upon conversion of your RSUs, rescind the vesting of your RSUs and require you to deliver such Shares to the Company without payment to you; and (iii) in the event that you received Shares upon conversion of your RSUs and sold or otherwise disposed of such Shares, recover any gains realized from the sale or other disposition of such Shares (in each case to the extent permitted by governing law). In no event shall the Company be required to award you additional equity incentive compensation should the restated financial statements result in a higher equity incentive payment.

Any provision of this Section 7 which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section 7.

SECTION 8. Tax and Other Withholding Obligations.

Tax or other withholding obligations arising upon vesting and conversion (as applicable) of your RSUs will be satisfied by (i) having MSCI withhold shares of MSCI class A common stock or cash, (ii) tendering shares of MSCI class A common stock, (iii) making a cash payment to MSCI or (iv) offsetting your RSUs as set forth in Section 16(a) of the Plan, in each case in an amount sufficient to satisfy the tax or other withholding obligations.

SECTION 9. Nontransferability.

You may not sell, pledge, hypothecate, assign or otherwise transfer your RSUs, other than as provided in Section 11 or by will or the laws of descent and distribution or otherwise as provided for by the Committee.

SECTION 10. Designation of a Beneficiary.

You may make a written designation of a beneficiary or beneficiaries to receive all or part of the shares to be paid under this Award Agreement in the event of your death. To make a beneficiary designation, you must complete and file the form attached hereto as Appendix A with the Company’s Human Resources Department.

Any shares that become payable upon your death, and as to which a designation of beneficiary is not in effect, will be distributed to your estate.

You may replace or revoke your beneficiary designation at any time. If there is any question as to the legal right of any beneficiary to receive shares under this award, MSCI may determine in its sole discretion to deliver the shares in question to your estate. MSCI’s determination shall be binding and conclusive on all persons and it will have no further liability to anyone with respect to such shares.

SECTION 11. Ownership and Possession.

Generally, you will not have any rights as a stockholder in the shares of MSCI class A common stock corresponding to your RSUs prior to conversion of your RSUs.

SECTION 12. Securities Law Compliance Matters.

The Company may, if it determines it is appropriate, affix any legend to the stock certificates representing shares of MSCI class A common stock issued upon conversion of your RSUs and any stock certificates that may subsequently be issued in substitution for the original certificates. MSCI may advise the transfer agent to place a stop order against such shares if it determines that such an order is necessary or advisable.

SECTION 13. Compliance with Laws and Regulations.

Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of shares issued upon conversion of your RSUs (whether directly or indirectly, whether or not for value, and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation, or policy of any of the exchanges or associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body.

SECTION 14. No Entitlements.

(a) No Right to Continued Employment. This RSU award is not an employment agreement, and nothing in this Award Agreement or the Plan shall alter your status as an “at-will” employee of the Company.

(b) No Right to Future Awards. This award, and all other awards of RSUs and other equity-based awards, are discretionary. This award does not confer on you any right or entitlement to receive another award of RSUs or any other equity-based award at any time in the future or in respect of any future period.

(c) No Effect on Future Employment Compensation. MSCI has made this award to you in its sole discretion. This award does not confer on you any right or entitlement to receive compensation in any specific amount. In addition, this award is not part of your base salary or wages and will not be taken into account in determining any other employment-related rights you may have, such as rights to pension or severance pay.

SECTION 15. Consents under Local Law.

Your award is conditioned upon the making of all filings and the receipt of all consents or authorizations required to comply with, or required to be obtained under, applicable local law.

SECTION 16. Award Modification.

(a) Modification. MSCI reserves the right to modify or amend unilaterally the terms and conditions of your RSUs, without first asking your consent, or to waive any terms and conditions that operate in favor of MSCI. MSCI may not modify your RSUs in a manner that would materially impair your rights in your RSUs without your consent; provided, however, that MSCI may, without your consent, amend or modify your RSUs in any manner that MSCI considers necessary or advisable to comply with law or to ensure that your RSUs are not subject to tax prior to payment. MSCI will notify you of any amendment of your RSUs that affects your rights. Any amendment or waiver of a provision of this Award Agreement (other than any amendment or waiver applicable to all recipients generally), which amendment or waiver operates in your favor or confers a benefit on you, must be in writing and signed by the Global Head of Human Resources, the Chief Administrative Officer, the Chief Financial Officer or the General Counsel (or if such positions no longer exist, by the holders of equivalent positions) to be effective.

(b) Section 409A. The Company reserves the right to modify the terms of this Award Agreement, including, without limitation, the payment provisions applicable to your RSUs, to the extent necessary or advisable to comply with Section 409A of the Code and reserves the right to make any changes to your RSU award so that it does not become subject to Section 409A or become subject to a six-month wait period under Section 409A.

SECTION 17. Severability.

In the event MSCI determines that any provision of this Award Agreement would cause you to be in constructive receipt for United States federal or state income tax purposes of any portion of your award, then such provision will be considered null and void and this Award Agreement will be construed and enforced as if the provision had not been included in this Award Agreement as of the date such provision was determined to cause you to be in constructive receipt of any portion of your award.

SECTION 18. Successors.

This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon your death, acquire any rights hereunder in accordance with this Award Agreement or the Plan.

SECTION 19. Governing Law.

This Award Agreement and the related legal relations between you and MSCI will be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

SECTION 20. Rule of Construction for Timing of Conversion.

With respect to each provision of this Award Agreement that provides for your RSUs to convert to shares on the Settlement Date or upon a different specified event or date, such conversion will be considered to have been timely made, and neither you nor any of your beneficiaries or your estate shall have any claim against the Company for damages based on a delay in payment, and the Company shall have no liability to you (or to any of your beneficiaries or your estate) in respect of any such delay, as long as payment is made by December 31 of the year in which the applicable vesting date or such other specified event or date occurs, or if later, by the fifteenth day of the third calendar month following such specified event or date.

SECTION 21. Defined Terms.

For purposes of this Award Agreement, the following terms shall have the meanings set forth below:

“Board” means the Board of Directors of MSCI.

A “Cancellation Event” will be deemed to have occurred under the following circumstances:

(a) misuse of Proprietary Information or failure to comply with your obligations under the Company’s Code of Conduct or otherwise with respect to Proprietary Information;

(b) resignation of employment with the Company without giving the Company prior written notice of at least:

(i) 180 days if you are a member of the MSCI Executive Committee (or a successor or equivalent committee) at the time of notice of resignation;

(ii) 90 days if you are a Managing Director (or equivalent title) at the time of notice of resignation; or

(iii) 60 days for all other participants;

(c) termination for Cause (or a later determination that you could have been terminated for Cause, provided that such determination is made within six months of termination);

(d) your commission of a fraudulent act or participation in misconduct which leads to a material restatement of the Company’s financial statements;

or if, without the consent of the Company:

(e) while employed, including during any notice period applicable to you in connection with your termination of employment, you directly or indirectly in any capacity (including through any person, corporation, partnership or other business entity of any kind) hire or solicit, recruit, induce, entice, influence or encourage any Company employee to leave the Company or become hired or engaged by another company; or

(f) while employed, including during any notice period applicable to you in connection with your termination of employment, you directly or indirectly in any capacity (including through any person, corporation, partnership or other business entity of any kind) solicit or entice away or in any manner attempt to persuade any client or customer, or prospective client or customer, of the Company (i) to discontinue or diminish his, her or its relationship or prospective relationship with the Company or (ii) to otherwise provide his, her or its business to any person, corporation, partnership or other business entity which engages in any line of business in which the Company is engaged (other than the Company).

“Cause” means:

(a) any act or omission which constitutes a material willful breach of your obligations to the Company or your continued and willful refusal to substantially perform satisfactorily any duties reasonably required of you, which results in material injury to the interest or business reputation of the Company and which breach, failure or refusal (if susceptible to cure) is not corrected (other than failure to correct by reason of your incapacity due to physical or mental illness) within thirty (30) business days after written notification thereof to you by the Company; provided that no act or failure to act on your part shall be deemed willful unless done or omitted to be done by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company;

(b) your commission of any dishonest or fraudulent act, or any other act or omission with respect to the Company, which has caused or may reasonably be expected to cause a material injury to the interest or business reputation of the Company and which act or omission is not refuted by you within thirty (30) business days after written notification thereof to you by the Company;

(c) your plea of guilty or nolo contendere to or conviction of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business; or

(d) your commission of a fraudulent act or participation in misconduct which leads to a material restatement of the Company’s financial statements.

A “Change in Control” shall be deemed to have occurred if any of the following conditions shall have been satisfied:

(a) any one person or more than one person acting as a group (as determined under Section 409A), other than (A) any employee plan established by the Company or any of its Subsidiaries, (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes, during any twelve-month period, the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person(s) any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 30% or more of the total voting power of the stock of the Company, provided that the provisions of this subsection (a) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (c) below;

(b) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; and provided, further, however, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board, shall in any event be considered to be a member of the Existing Board;

(c) the consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) 50% or more of the total voting power of the Company stock (or if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as determined under Section 409A) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then outstanding shares of the Company common stock or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or

(d) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any one person or more than one person acting as a group (as determined under Section 409A) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, (1) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Company common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (2) no event or circumstances described in any of clauses (a) through (d) above shall constitute a Change in Control unless such event or circumstances also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as defined in Section 409A and the regulations and guidance thereunder. In addition, no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any one person or more than one person acting as a group that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if you are part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control.

Terms used in the definition of a Change in Control shall be as defined or interpreted pursuant to Section 409A.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board with the powers of the Committee under the Plan, or any subcommittee appointed by such Committee.

“Disability” means any (A) you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months or (B) you, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, are receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

“Governmental Employer” means a governmental department or agency, self-regulatory agency or other public service employer.

“Governmental Service Termination” means the termination of your employment as a result of accepting employment at a Governmental Employer and you provide the Company with satisfactory evidence demonstrating that as a result of such new employment, the divestiture of your continued interest in MSCI equity awards or continued ownership in MSCI class A common stock is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to you at such Governmental Employer.

“MSCI” means MSCI Inc., a Delaware corporation.

“Proprietary Information” means any information that may have intrinsic value to the Company, the Company’s clients or other parties with which the Company has a relationship, or that may provide the Company with a competitive advantage, including, without limitation, any trade secrets, inventions (whether or not patentable); formulas; flow charts; computer programs, access codes or other systems of information; algorithms, technology and business processes; business, product, or marketing plans; sales and other forecasts; financial information; client lists or other intellectual property; information relating to compensation and benefits; and public information that becomes proprietary as a result of the Company’s compilation of that information for use in its business; provided that such Proprietary Information does not include any information which is available for use by the general public or is generally available for use within the relevant business or industry other than as a result of your action. Proprietary Information may be in any medium or form including, without limitation, physical documents, computer files or discs, videotapes, audiotapes, and oral communications.

“Section 409A” means Section 409A of the Code and the related regulations

“Subsidiary” means (i) a corporation or other entity with respect to which MSCI, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which MSCI, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

APPENDIX A

Designation of Beneficiary(ies) Under

MSCI Inc. 2007 Amended and Restated

Equity Incentive Compensation Plan

This Designation of Beneficiary shall remain in effect with respect to all awards issued to me under any MSCI equity compensation plan, including any awards that may be issued to me after the date hereof, unless and until I modify or revoke it by submitting a later dated beneficiary designation. This Designation of Beneficiary supersedes all my prior beneficiary designations with respect to all my equity awards.

I hereby designate the following beneficiary(ies) to receive any survivor benefits with respect to all my equity awards:

Beneficiary(ies) Name(s)	Relationship	Percentage
(1)
(2)
(3)
(4)

Address(es) of Beneficiary(ies):

(1)
(2)
(3)
(4)

Contingent Beneficiary

Please also indicate any contingent beneficiary and to which beneficiary above such interest relates.

Beneficiary(ies) Name(s)	Relationship	Nature of Contingency

Address(es) of Contingent Beneficiary(ies):

Name: (please print)	Date:

Signature

Please sign and return this form to MSCI’s Human Resources Department.